UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 23, 2009

BNC Bancorp

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 Julian Avenue
Thomasville, North Carolina 27361

 (Address of principal executive offices)

Registrant's telephone number, including area code:  (336) 476-9200

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Appointment of Principal Officers

On September 22, 2009, BNC Bancorp (NASDAQ: BNCN)(the “Company”) announced that the Board of Directors of the Bank of North Carolina (the “Bank”) has named Richard D. Callicutt II President and Chief Operating Officer, effective October 1, 2009.  W. Swope Montgomery Jr., who is currently Bank of North Carolina’s President and Chief Executive Officer, will continue in his role as Chief Executive Officer of Bank of North Carolina and as President and Chief Executive Officer of the BNC Bancorp, the Bank’s parent company.

Mr. Callicutt, who is in his 29th year of banking, joined Bank of North Carolina as Senior Vice President and Senior Lender in 1991 when the organization was first established in Thomasville with 14 employees and $4.2 million in assets.  Today, Bank of North Carolina has 17 branches throughout central North Carolina, 264 employees and $1.67 billion in assets.

A copy of the Bank’s press release making this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(99.1)	Press Release dated September 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP

Date: September 23, 2009	By:	/s/ David B. Spencer
David B. Spencer, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated September 22, 2009